                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              RITE AID CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

--------------------------------------------------------------------------------


 [GRAPHIC OMITTED]       RITE AID CORPORATION
                         P.O. BOX 3165
                         HARRISBURG, PENNSYLVANIA 17105





NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


The 1998 ANNUAL MEETING of the stockholders of Rite Aid Corporation will be held at the Radisson Penn Harris Hotel and Convention Center, 1150 Camp Hill Bypass, Camp Hill, Pennsylvania 17011, on June 24, 1998 at 10:00 a.m. for the following purposes:

1. To elect three directors to hold office until the 2001 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

2.  To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on May 4, 1998 as the record date for the meeting. Only stockholders of record as of that date are entitled to notice of and to vote at the meeting and any adjournment and postponement thereof.

The accompanying form of proxy is solicited by the Board of Directors of the Company. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.

                                            By order of the Board of Directors
                                            Elliot S. Gerson,
                                            Senior Vice President, General
                                            Counsel  and Secretary

                                            Camp Hill, Pennsylvania
                                            May 18, 1998


               Please Complete and Return Your Signed Proxy Card

    Please complete and promptly return your proxy in the envelope provided. This will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.


--------------------------------------------------------------------------------

                     RITE AID CORPORATION PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS


This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Rite Aid Corporation, a Delaware corporation (the "Company"), for use at the Company's 1998 Annual Meeting of Stockholders (the "Meeting") to be held at the Radisson Penn Harris Hotel and Convention Center, 1150 Camp Hill Bypass, Camp Hill, Pennsylvania 17011, on June 24, 1998 at 10:00 a.m., or any adjournment or postponement thereof, for the purposes set forth in the foregoing notice. This proxy statement, the foregoing notice and the enclosed proxy are being mailed to stockholders on or about May 18, 1998. Only stockholders of record at the close of business on May 4, 1998 shall be entitled to notice of and to vote at the Meeting.

If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted FOR the nominees of the Board of Directors in the election of directors. Management does not intend to bring any matter before the Meeting other than as indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

On May 4, 1998, the Company had outstanding and entitled to vote 258,310,018 shares of Common Stock. There must be present at the Meeting in person or by proxy holders of 129,155,010 shares to constitute a quorum for the Meeting. Proxies marked "Abstain" are included in determining a quorum, but broker proxies which have not voted on a particular proposal are not included in determining a quorum with respect to that proposal. Each holder of Common Stock is entitled to one vote per share of Common Stock held of record by him or her on the record date. There is no cumulative voting in the election of directors.

Directors will be elected by a plurality of votes cast. Abstentions will be counted as present at the Meeting but, together with broker non-votes, will not be treated as votes cast in the election of directors, and thus are not the equivalent of votes cast against a nominee. Broker non-votes on any matter other than the election of directors will not be counted as shares present at the Meeting, nor will they affect the vote with respect to that matter.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 4, 1998, certain information concerning the beneficial shareholdings of each director, each nominee for director, each executive officer named in the Summary Compensation Table appearing elsewhere herein and by all directors and executive officers as a group. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name, except as otherwise noted. Except as set forth below, no person was known by the Company to own beneficially more than five percent (5%) of the Company's outstanding Common Stock.

                                                                   Number of
                                                                 Common Shares
                 Beneficial Owners                           Beneficially Owned(1)            Percent of Class
                 -----------------                           ---------------------            ----------------
Alex Grass .......................................                  2,576,923(2)                      *
William J. Bratton ...............................                      2,000                         *
Franklin C. Brown ................................                    383,460(3)                      *
Leonard I. Green .................................                  1,002,000                         *
Martin L. Grass ..................................                  3,757,764(4)                    1.4%
Nancy A. Lieberman ...............................                      5,000                         *
Philip Neivert ...................................                  2,877,506(5)                    1.1%
Leonard Stern ....................................                      8,000                         *
Preston Robert Tisch .............................                      8,000                         *
Gerald Tsai, Jr. .................................                      6,000                         *
Timothy J. Noonan ................................                  1,197,218                         *
Frank M. Bergonzi ................................                    575,281                         *
Beth J. Kaplan ...................................                    291,097                         *
Massachusetts Financial Services Company .........                 19,271,954(6)                    7.5%
American Express Company .........................                 18,181,342(7)                    7.0%
Putnam Investments, Inc. .........................                 18,017,600(8)                    7.0%
FMR Corp. ........................................                 24,407,342(9)                    9.4%
All executive officers and directors (24 persons)                  13,453,984(2)(3)(4)(5)           5.1%

--------------
* Percentage less than 1% of class.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

(2) Includes 137,904 shares of Common Stock owned by the Grass Family Foundation of which Mr. Grass is a director. Also includes 90,982 shares of Common Stock held in trust for the benefit of Martin L. Grass and of which Mr. Alex Grass is a trustee and 370,568 shares of Common Stock held in trust for the benefit of Lois Grass and of which Mr. Alex Grass is an alternate trustee.

(3) Includes 383,360 shares owned by Mr. Brown's wife as to which Mr. Brown disclaims any beneficial interest. All options and stock-based awards held by Mr. Brown have been assigned to his children and he disclaims any beneficial interest in those shares.

(4) Includes 370,568 shares held in trust for the benefit of Lois Grass of which trust Mr. Grass is a co-trustee.

(5) Includes 1,440,000 shares held in trust as to which Mr. Neivert is both a co-trustee and a co-beneficiary and 722,778 shares owned by Mr. Neivert's wife. Mr. Neivert disclaims any beneficial interest in those shares owned by his wife.

(6) Massachusetts Financial Services Company beneficially owns 19,271,954 shares, of which it has sole dispositive power over all of the shares and sole voting power as to 18,914,754 of the shares. This information is derived from a Schedule 13G filed by Massachusetts Financial Services Company with the Securities and Exchange Commission.

(7) American Express Company, through its wholly owned subsidiary American Express Financial Corporation, a registered investment advisor, is deemed to beneficially own 18,181,342 shares, as to which it has shared dispositive power over all of the shares and shared voting power as to 8,588,122 of the shares. This information is derived from a Schedule 13G filed by American Express Company and American Express Financial Corporation with the Securities and Exchange Commission.

(8) Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., both wholly owned registered investment advisers of Putnam Investments, Inc., together beneficially own 18,017,600 shares, as to which Putnam Investment Management, Inc. beneficially owns 15,480,400 shares and The Putnam Advisory Company beneficially owns 2,537,200 shares. Both subsidiaries have shared dispositive power over the shares each beneficially owns as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund, and The Putnam Advisory Company, Inc. has shared voting power over the shares held by the institutional clients (740,200 shares). This information is derived from a Schedule 13G filed with the Securities and Exchange Commission.

(9) FMR Corp., through its wholly-owned subsidiary, Fidelity Management & Research Company, a registered investment advisor, and through its wholly-owned subsidiary,

    Fidelity Management Trust Company, a bank, is deemed to beneficially own 24,407,342 shares, as to which it has sole dispositive power over all of the shares and sole voting power as to 1,715,298 of the shares. This information is derived from a Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During fiscal year 1998, the Company implemented a system to coordinate and monitor compliance by its directors and executive officers with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. During the fiscal year, directors and officers submitted late filings under Section 16(a) as follows (the number in parentheses being the aggregate number of transactions for each person named). With respect to option grants:
M. Grass, T. Noonan, F. Bergonzi, P. Markovitz, C. Kibler, K. Mann, R. Miller and R. Souder (6) for 1994 through 1997; A. Grass (5) for 1993 through 1996; R. Varmecky (2) for 1995 and 1996; and B. Kaplan, J. Speaker, K. Whiting (3) and
E. Gerson (2) for 1997. With respect to cashless exercise of options and related sales of common stock: K. Mann, C. Kibler and R. Varmecky (1) for 1996;
J. Speaker (1) for 1997; P. Markovitz and R. Miller (1) for 1998; and with respect to sales of common stock: A. Grass (4) for 1997. With respect to securities owned at the time he became subject to the reporting requirements of
Section 16(a), E. Gerson and R. Varmecky. All of the directors and officers have filed all reports not previously filed.


                             ELECTION OF DIRECTORS

The Company's By-Laws provide that the Board of Directors may be composed of up to a maximum of fifteen members. Traditionally, the Board has operated with fewer directors. The Board is divided into three classes serving staggered three-year terms, the term of one class of directors to expire each year. The three directors to be elected at this Meeting will hold office until 2001. The remaining directors will be elected at the 1999 and 2000 Annual Meetings of Stockholders. All of the nominees for director to be elected at this Meeting currently serve as directors of the Company. Although there are fewer nominees for election than the number allowed pursuant to the By-Laws of the Company, proxies cannot be voted for a greater number of persons than the three nominees named above. Management believes that all of its nominees are willing and able to serve the Company as directors. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof, other nominees are designated, the persons named in the proxy or their substitutes will have the discretion and authority to vote or to refrain from voting for other nominees in accordance with their judgment. The Board of Directors does not have a nominating committee.

The following is a brief description of the nominees for election as directors and of the other directors of the Company.


                             NOMINEES FOR DIRECTOR
                              TERM TO EXPIRE 2001

ALEX GRASS, Founder of the Company, has been Honorary Chairman of the Board of Directors and Chairman of the Board's Executive Committee since March 4, 1995 when he retired as Chairman of the Board and Chief Executive Officer, positions he held since the founding of the Company. He is also director of Hasbro, Inc. Mr. Grass is the father of Martin Grass. Age 70.

PHILIP NEIVERT is a private investor whose operations are based in Rochester, New York. Mr. Neivert has been a member of the Board of Directors of the Company since 1969. Age 72.

GERALD TSAI, JR. is Chairman, President and Chief Executive Officer of Delta Life Corporation, a position he has held since February 1993. He had been Chairman of the Executive Committee of the Board of Directors of Primerica Corporation (formerly American Can Company) from December 1988 until April 1991. For the years 1987 and 1988, Mr. Tsai had been Chairman and Chief Executive Officer of Primerica. Prior thereto he had been Vice Chairman and Chief Executive Officer. Mr. Tsai is also a director of Proffitt's Inc., Triarc Companies, Sequa Corporation and Zenith National Insurance Corp., and a trustee of Meditrust. Mr. Tsai has been a member of the Board of Directors of the Company since 1987. Age 69.


                        DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 2000

WILLIAM J. BRATTON is and since January 1998 has been President and Chief Operating Officer of Carco Group, Inc., St. James, New York. From April 1996 through 1997 he was Vice Chairman of First Security Services Corporation, Boston, Massachusetts, and President of its subsidiary, First Security Consulting, Inc., New York, New York. Prior thereto, he was Police Commissioner of the City of New York from 1994 through April 1996, Police Commissioner of the City of Boston from 1993 to 1994, and Superintendent and Chief of the Boston Police Department from 1992 to 1993. Mr. Bratton is a Director of Firearms Training Systems Company. Age 50.

FRANKLIN C. BROWN is Vice Chairman of the Company. Prior to his appointment as Vice Chairman in July 1997, Mr. Brown served the Company as Executive Vice President and Chief Legal Counsel since April 1993. Prior thereto, Mr. Brown served the Company for 13 years as Senior Vice President and Chief Legal Counsel. Mr. Brown has been a member of the Board of Directors of the Company since 1981. Age 70.

MARTIN L. GRASS has been Chairman of the Board and Chief Executive Officer of the Company since March 4, 1995. Previously, Mr. Grass was President and Chief Operating Officer since April 1989, had been Executive Vice President for three years and prior thereto had served as Senior Vice President. He has served the Company in various capacities since 1978. Mr. Grass has been a member of the Board of Directors of the Company since 1982. He is the son of Alex Grass. Mr. Grass is also a director of Tessco Technologies, Inc. and Mercantile Safe Deposit & Trust Company. Age 44.

PRESTON ROBERT TISCH has been Co-Chairman and Co-Chief Executive Officer of Loews Corporation since October 18, 1994. He was President and Co-Chief Executive Officer of Loews Corporation from March 1988 to October 1994. In addition, since March 1991 he has been Chairman of the Board of the N.Y. Football GIANTS, Inc. From August 1986 to March 1988, he was Postmaster General of the United States. Prior thereto, he had been President and Chief Operating Officer of Loews Corporation. Mr. Tisch has been a member of the Board of Directors of the Company since 1988. Mr. Tisch is also a director of Loews Corporation, CNA Financial Corporation, Bulova Corporation and Hasbro, Inc. Age 72.


                        DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 1999

LEONARD I. GREEN is the founder and, for more than the past five years, has been a general partner of Leonard I. Green & Associates, L.P., a private merchant banking firm. He is a director of Carr Gottstein Foods Co., Horace Mann Educators Corp. and various privately owned corporations. Mr. Green was appointed to the Board of Directors in January 1997 and has been nominated for a term expiring in 1999 pursuant to the terms of the Merger Agreement under which Thrifty PayLess Holdings, Inc. was merged with and into the Company. Age 64.

TIMOTHY J. NOONAN was appointed a Director of the Company on March 4, 1995 concurrently with his election as President and Chief Operating Officer. Prior to March 4, 1995, and for more than five years, Mr. Noonan was Executive Vice President of the Company. Age 56.

NANCY A. LIEBERMAN has been a partner for more than five years in the law firm of Skadden, Arps, Slate, Meagher & Flom, L.L.P., which from time to time has provided legal services to the Company. Age 41.

LEONARD STERN is Chairman of the Board of The Hartz Group, Inc. and affiliated companies, a position he has held since 1979. Mr. Stern has been a member of the Board of Directors of the Company since 1986. Age 60.


COMMITTEES OF THE BOARD OF DIRECTORS

The Board's Audit Committee, which held two meetings during the last fiscal year, oversees management's fulfillment of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. It recommends appointment of the Company's independent public accountants and oversees the activities of the Company's internal audit function. To ensure independence, the independent public accountants and internal auditors meet with the Audit Committee with and without the presence of management representatives. Its current members are Leonard Stern (Chairman), Preston Robert Tisch, Nancy A. Lieberman and William J. Bratton.

The Board's Compensation Committee met twice during the last fiscal year for the purpose of evaluating key officers' salaries and bonuses. Members of the Compensation Committee during the last fiscal year were Gerald Tsai, Jr. (Chairman), Philip Neivert and Leonard I. Green. See "Report of the Compensation Committee on Executive Compensation."


DIRECTORS' ATTENDANCE AT MEETINGS

The Board of Directors meets regularly four times each year. The Board also is available for interim meetings. Each incumbent director of the Company attended at least 75% of the meetings of the Board of Directors and meetings held by all committees on which such director served.


DIRECTORS' FEES

In fiscal year 1998, each of the Company's non-employee directors was granted a restricted stock award of 2,000 shares of Common Stock. The award lapses if the director fails to complete the term for which he or she was elected for any reason other than death or disability. Directors who are officers and full-time employees of the Company receive no separate compensation for service as a director or committee member. Board members are also reimbursed for travel and lodging expenses associated with attending Board and Committee meetings. In addition, Alex Grass, Honorary Chairman and a director of the Company, provided consulting services to the Company during fiscal year 1998, for which he was paid $400,000.

                      COMPENSATION OF EXECUTIVE OFFICERS


Summary Compensation Table

The following table shows, for the fiscal years ended February 28, 1998, March 1, 1997 and March 2, 1996, the annual and long-term compensation paid or accrued by the Company and its subsidiaries to the Company's Chief Executive Officer and to the four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for fiscal year 1998.

                                                  Annual
                                               Compensation
                             -------------------------------------------------
                                                                       Other
                                                                       Annual
Name and                                                              Compen-
Principal                     Fiscal                                   sation
Position                       Year      Salary($)     Bonus($)(1)     ($)(2)
--------                     --------  -------------  -------------  ---------
Martin L. Grass ...........   1998      $1,000,000       $898,000       --
 Chairman and Chief           1997      $1,000,000       $900,000       --
 Executive Officer            1996      $1,000,000       $600,000       --

Timothy J. Noonan .........   1998      $  700,000       $628,600       --
 President and Chief          1997      $  700,000       $630,000       --
 Operating Officer            1996      $  500,000       $300,000       --

Franklin C. Brown .........   1998      $  500,000       $336,825       --
Vice Chairman                 1997      $  500,000       $337,500       --
                              1996      $  450,000       $243,000       --

Frank M. Bergonzi .........   1998      $  445,000       $299,774       --
 Executive Vice               1997      $  403,000       $266,625       --
 President                    1996      $  345,000       $186,500       --

Beth J. Kaplan ............   1998      $  400,000       $269,460       --
 Executive Vice               1997      $  184,617       $202,500       --
 President                    1996      $       --       $     --       --


                                                  Long-Term
                                                Compensation
                             ---------------------------------------------------
                                                                           All
                              Restricted    Securities                    Other
Name and                         Stock      Underlying        LTP        Compen-
Principal                       Awards       Options/       Payouts      sation
Position                          ($)         SARs(#)        ($)(3)      ($)(4)
---------                    ------------  ------------  -------------  --------
Martin L. Grass ...........      --                 0     $        0     $2,000
 Chairman and Chief              --         1,300,000     $       $0     $2,000
 Executive Officer               --           400,000     $2,875,000     $2,000

Timothy J. Noonan .........      --                 0     $        0     $2,000
 President and Chief             --           725,000     $        0     $2,000
 Operating Officer               --           110,000     $1,150,000     $2,000

Franklin C. Brown .........      --                 0     $        0     $2,000
Vice Chairman                    --           370,000     $        0     $2,000
                                 --           110,000     $1,437,500     $2,000

Frank M. Bergonzi .........      --                 0     $        0     $2,000
 Executive Vice                  --           347,000     $        0     $2,000
 President                       --            64,000     $  718,750     $2,000

Beth J. Kaplan ............      --                 0     $        0     $    0
 Executive Vice                  --           339,000     $        0     $    0
 President                       --                --     $       --     $   --

--------------
(1) Represents annual performance bonuses determined by the Compensation Committee of the Board of Directors under the Annual Performance-Based Incentive Program. See "Report of the Compensation Committee on Executive Compensation." Bonuses are paid in the fiscal year following the fiscal year in which they are earned.

(2) Did not exceed, for each named officer, the lesser of $50,000 or ten percent of such officer's total annual salary and bonus for such year.

(3) Represents cash payments made by the Company to the named persons in respect of stock-based awards relating to the five year period which ended in fiscal year 1996, which payments were calculated on the basis of the appreciation in the market price of the Company's Common Stock over the five year period.

(4) Represents amounts paid by the Company on behalf of the named persons in connection with the Company's Profit Sharing Plan.


Stock Option Holdings

The following table sets forth certain information concerning unexercised stock options held by the persons named in the Summary Compensation Table at the end of fiscal year 1998. No stock options or stock options in tandem with stock appreciation rights were granted to any of such persons during fiscal year 1998.


       OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR END OPTION VALUES

                                                                  Number of                   Value of
                                                            Vested and Non-Vested       Vested and Non-Vested
                                                             Options at Fiscal          In The Money Options
                                                  Value           Year End           at Fiscal Year End ($)(3)
                              Shares Acquired    Realized   ----------------------  -----------------------------
          Name (1)              on Exercise        $ (2)     Vested / Non-Vested         Vested / Non-Vested
          --------            ----------------  ----------  ----------------------  -----------------------------
Martin L. Grass ...........         --             --       2,725,000     375,000   $53,655,625      $7,096,875
Timothy J. Noonan .........         --             --       1,085,000     135,000   $19,964,398      $2,527,383
Franklin C. Brown .........         --             --         752,500     112,500   $14,811,742      $2,120,977
Frank M. Bergonzi .........         --             --         557,000      78,000   $10,468,588      $1,460,625
Beth J. Kaplan ............         --             --         291,000      48,000   $ 4,501,313      $  768,000

--------------
(1) See Summary Compensation Table for titles of the persons named above.

(2) Calculated by subtracting the exercise price from the fair market value of the underlying shares on the exercise date. May be paid as appreciation rights at the option of the Compensation Committee.

(3) Calculated by subtracting the exercise price from the market price at February 28, 1998.


Long-Term Incentive Plan

The following table sets forth certain information concerning long-term incentive awards made by the Company to the persons named in the Summary Compensation Table above during fiscal year 1998.


                                                      Performance or        Estimated Future Payout Under
                               Number of Shares,       Other Period        Non-Stock Price-Based Plans (2)
                                 Units or Other      Until Maturation    -----------------------------------
Name (1)                         Rights (#) (2)        or Payout (2)      Threshold     Target      Maximum
--------                      -------------------   ------------------   -----------   --------   ----------
Martin L. Grass ...........        1,000,000            FY1999-2001       800,000         --       1,000,000
Timothy J. Noonan .........          600,000            FY1999-2001       480,000         --         600,000
Franklin C. Brown .........          300,000            FY1999-2001       240,000         --         300,000
Frank M. Bergonzi .........          300,000            FY1999-2001       240,000         --         300,000
Beth J. Kaplan ............          300,000            FY1999-2001       240,000         --         300,000

--------------
(1) See Summary Compensation Table for titles of the persons named above.

(2) Represents the number of shares of the Company's Common Stock which will be issued to the named person (or, at the discretion of the Board of Directors, the equivalent value of such shares paid in cash) depending upon the percentage increase in the earnings per share of the Company over the measurement period calculated at 9% per annum for the Threshold Payout and at 12% per annum for the Maximum Payout. The number of shares subject to the award is subject to increase based upon increases during the measuring period in the 30 day average closing price of the Company's Common Stock on the New York Stock Exchange. The maximum increase is 100% if the 30 day average reaches $49.50. To the extent earned, the award is payable in six annual installments commencing in fiscal 2002 and ending in 2007 and except in the cases of death, disability and normal retirement, payment of each installment is conditioned upon employment at the date of payment.


Deferred Compensation Program

The Company has established a Deferred Compensation Program (the "Program") in which employees of the Company with the position of Vice President or higher are entitled to participate. Under the Program, eligible participants generally are entitled, upon retirement at age 65 or upon death, to receive an annual benefit payable over fifteen years, equal to a percentage (ranging from 40% to 60% depending upon the participant's position with the Company) of the average of the three highest base annual salaries received by the participant during the ten year period prior to the year in which the event giving rise to the payment of deferred compensation occurs. The percentage of the average annual compensation payable under the Program to each of the persons named in the Summary Compensation Table above (which, for this purpose, includes annual bonuses paid to such persons) is 60%.

                          RELATED PARTY TRANSACTIONS

     The Company rents 74,200 square feet of storage space at a warehouse owned by Realm R.R. Avenue Partnership, of which both Alex Grass and Martin L. Grass are general partners. Annual rent paid to the Partnership by Rite Aid during fiscal year 1998, which included a pro rata portion of common area charges, real estate taxes and insurance, amounted to $245,262. The lease term expires in June 1999.

     On August 28, 1996, the Company loaned the principal sum of $1,900,000 to Beth J. Kaplan, Executive Vice President -- Marketing. The loan, which bears interest at the prime rate as established by Morgan Guaranty Bank, is payable in full, together with all accrued interest, on August 14, 2000. The loan is secured by a pledge of shares of the Company's Common Stock to which Ms. Kaplan becomes entitled in connection with any Incentive Awards granted to her under the Company's 1990 Omnibus Stock Incentive Plan. At February 28, 1998, the principal amount outstanding, plus accrued interest, under the loan was $2,138,797.


                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee"), composed of outside directors of the Board of Directors of the Company, reviews the performance of the Company's executive personnel and develops and makes recommendations to the Board with respect to executive compensation policies. The Compensation Committee is empowered by the Board to award to executive officers appropriate bonuses, stock options, stock appreciation rights ("SARs") and stock-based awards.

     The Committee has access to independent compensation data and from time to time engages outside compensation consultants.

     The objectives of the Committee are to support the achievement of desired Company performance, to provide compensation and benefits that will attract and retain superior talent and reward performance and to fix a portion of compensation to the outcome of corporation performance.

     The executive compensation program is generally composed of base salary, discretionary performance bonuses and long-term incentives in the form of stock options, SARs, stock based awards and restricted stock warrants. The compensation program also includes various benefits, including a deferred compensation program described elsewhere herein, and health insurance plans and programs and pension and profit sharing and retirement plans in which substantially all of the Company's full time employees participate.

     Base salary for the Company's executive officers are competitively set relative to salaries of officers of companies comparable in business and size included in the Standard & Poor's Retail Stores Composite Index. In each instance, base salary takes into account individual experience and performance specific to the Company. The Committee generally attempts to provide compensation approximating the median of comparable companies. Except for increases associated with promotions or increased responsibility, increases in base salaries for executive officers of the Company from year to year are limited to adjustments to reflect increases in the rate of inflation.

     The Committee is aware that the Internal Revenue Code of 1986 treats certain elements of executive compensation in excess of $1 million a year as an expense not deductible by the Company for federal income tax purposes. For the fiscal year ended February 28, 1998, no executive officer's compensation exceeded the cap on deductibility. To the extent compensation to an executive officer exceeds the cap in the future, the Committee will consider the facts and circumstances at that time to reach a determination regarding the impact of the cap on such compensation.

     The Committee is empowered to approve the payment of cash performance bonuses to employees, including executive officers, of the Company. During fiscal year 1995, the Committee established the Annual Performance-Based Incentive Program (the "Annual Incentive Plan"). The purpose of the Annual Incentive Plan is to provide an incentive for executives of the Company and to reward them in relation to the degree to which specified earnings goals are achieved, as measured by year to year growth and earnings per share. Each year, the Committee determines a range of growth and earnings per share over the previous year. Additionally, a targeted incentive as a percentage of salary is determined each year by the Committee, ranging from a maximum of 50% for the Chief Executive Officer to 15% depending on executive position. Depending upon the actual worth and earnings per share during such year, participants are entitled to a percentage, ranging from 0% to 200%, of the targeted incentive award fixed by the Committee. For fiscal year 1998, the earnings goals as set by the Committee were achieved and, consequently, certain bonuses were paid in fiscal year 1999 to the executive officers who were participants in the Plan during fiscal year 1998.

     The Committee believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders and, therefore, periodically grants stock options to the Company's employees, including executive officers. Stock options are granted typically at prevailing market price and, therefore, will only have value if the Company's stock price increases over the exercise price. The Committee believes that the grant of stock options and stock-based awards provides a long-term incentive to such persons to contribute to the growth of the Company and establishes a direct link between compensation and stockholder return, measured by the same index used by stockholders to measure Company performance. The terms of options granted by the Board of Directors, including vesting, exercisability and option term, are determined by the Committee, based upon relative position and responsibilities of each executive officer, historical and expected contributions of each officer of the Company, previous option grants to executive officers and a review of competitive equity compensation for executive officers of similar rank in companies that are comparable to the Company's industry and size.

     For information regarding these and other options held by the Company's executive officers, reference is made to the tables set forth in the Proxy Statement under the caption "Compensation of Executive Officers."

Compensation Committee

Gerald Tsai, Jr. (Chairman)
Philip Neivert
Leonard I. Green

                            STOCK PERFORMANCE GRAPH

     The graph below compares the yearly percentage change in the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and the S&P Retail Stores Composite Index over the same period (assuming the investment of $100 in the Company's Common Stock and such indices on February 27, 1993 and reinvestment of dividends).

     The Company has elected to use the S&P Retail Stores Composite Index, consisting of thirty-five companies including the six largest drugstore chains. This allows comparison of the Company to the peer group of similar sized companies used by the Compensation Committee in its evaluation and determination of executive compensation.

   $400.00    |-------------------------------------------------------|
              |                                                     + |
              |                                                       |
   $350.00    |-------------------------------------------------------|
              |                                                       |
              |                                                       |
   $300.00    |-------------------------------------------------------|
              |                                                       |
D             |                                                     # |
O  $250.00    |-------------------------------------------------------|
L             |                                           +           |
L             |                                                       |
A  $200.00    |-------------------------------------------#-----------|
R             |                                                     o |
S             |                                 +                     |
   $150.00    |---------------------------------#---------------------|
              |                       +                               |
              |              #                            o           |
   $100.00    +--------------+o-------#---------o---------------------|
              |                       o                               |
              |                                                       |
    $50.00    |-------------------------------------------------------|
              |                                                       |
              |                                                       |
     $0.00    |--------------|--------|----------|---------|----------|
             1993          1994      1995       1996      1997       1998

           --------------------------------------------------------------------
                            1993     1994     1995    1996      1997     1998
           --------------------------------------------------------------------
            # S&P 500     $100.00  $108.29  $116.30  $156.63  $197.65  $266.83
           --------------------------------------------------------------------
            + RITE AID    $100.00  $100.18  $133.35  $174.06  $238.20  $371.67
           --------------------------------------------------------------------
            o S&P RETAIL  $100.00  $100.29  $ 91.83  $101.45  $124.85  $190.99
           --------------------------------------------------------------------
           ----------
           * The Company's fiscal year ends on the Saturday closest to February 29 or March 1.

                         PROPOSALS OF SECURITY HOLDERS

     All proposals of any stockholder of the Company which the holder desires be presented at the next Annual Meeting of Stockholders and be included in the proxy statement and form of proxy prepared for that meeting must be received by the Company at its principal executive offices no later than January 18, 1999. All such proposals must be submitted in writing to the Secretary of the Company at the address appearing on the notice accompanying this proxy statement.


                             INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP performed the customary auditing services for the fiscal year ended February 28, 1998, and has been selected to perform these services for the next fiscal year. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting and will be available to respond to questions from the floor and will be afforded an opportunity to make any statement which he may deem appropriate.


                            SOLICITATION OF PROXIES

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, solicitations may be made by telephone and personal interviews by officers, directors and regularly engaged employees of the Company. It is not anticipated that anyone will be specifically engaged by the Company or by any other person to solicit proxies. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward this proxy statement to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.


                          ANNUAL REPORT ON FORM 10-K

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, AT THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO RICHARD VARMECKY, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

--------------------------------------------------------------------------------




                               [GRAPHIC OMITTED]



--------------------------------------------------------------------------------

                             RITE AID CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 24, 1998

                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS


      The undersigned hereby constitutes and appoints Martin Grass and Franklin Brown or either one of them, as proxies, with full power of substitution, to vote all shares of stock of Rite Aid Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of stockholders of the Company to be held at the Radisson Penn Harris Hotel & Convention Center, 1150 Camp Hill Bypass, Camp Hill, Pennsylvania, at 10:00 o'clock a.m., on June 24, 1998, or at any adjournments or postponements thereof:

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                     IN THE ENCLOSED POSTAGE PAID ENVELOPE.



                                                     (continued on reverse side)

                              Rite Aid Corporation
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /



1. Election of Directors,                                              For All
   Alex Grass, Philip Neivert, Gerald Tsai, Jr.     For     Withheld   Except

   --------------------------------------------     / /       / /       / /
   (Except nominee[s] written above.)


                                 Signature of Stockholder:_____________________

                                 ______________________________________________

                                 Dated:_________________________________ , 1998

                                 NOTE: When signing as attorney-in-fact,
                                 executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two or more persons, all such persons should sign.





THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED, OR IF NO SPECIFICATIONS ARE MADE, WILL BE VOTED FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR, AND THE NAMED PROXIES WILL USE THEIR DISCRETION TO VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT FURNISHED HEREWITH, AND HEREBY CONFIRMS THAT THIS PROXY SHALL BE VALID AND MAY BE VOTED WHETHER OR NOT THE STOCKHOLDER'S NAME IS SET FORTH BELOW OR A SEAL IS AFFIXED OR THE DESCRIPTION, AUTHORITY OR CAPACITY OF THE PERSON SIGNING IS GIVEN OR OTHER DEFECT OF SIGNATURE EXISTS.